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                                                           EXHIBIT 10.74




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                           PURCHASE AND SALE AGREEMENT

                                 by and between

                           WOLF MOUNTAIN RESORTS, L.C.
                                   ("Seller")

                                       and

                                  ASC UTAH, INC.
                                    ("Buyer")

                                   dated as of

                                  July 3, 1997

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                                TABLE OF CONTENTS

                                                                            Page

AGREEMENT......................................................................1
ARTICLE I PURCHASE AND SALE....................................................1

        1.01 Subsidiaries......................................................1
        1.02 Ski Areas Improvements............................................2
        1.03 Personal Property.................................................2
        1.04 Licenses and Permits..............................................2
        1.05 Books and Records.................................................2
        1.06 Intellectual Property.............................................2
        1.07 Contract Rights...................................................2
        1.08 Water Rights......................................................3
        1.09 Claims, Suits, etc................................................3
        1.10 Accounts Receivable; Deposits.....................................3

ARTICLE II EXCLUDED ASSETS.....................................................3

        2.01 Cash..............................................................3
        2.02 Accounts Receivable...............................................4
        2.03 Other Assets......................................................4
        2.04 Ground Lease Assets...............................................4
        2.05 Legal Restrictions................................................4
        2.06 Concert Contract..................................................4

ARTICLE III NO ASSUMPTION OF LIABILITIES.......................................4

        3.01 No Assumption by Buyer............................................4

ARTICLE IV PURCHASE AND SALE...................................................4

        4.01 Purchase Price....................................................4
        4.02 Purchase Price Adjustment.........................................5
        4.03 Consulting Agreement..............................................6
        4.04 Adjustment for Taxes, Prepayments and Deposits....................7
        4.05 Adjustment for Utilities..........................................7
        4.06 Transfer Taxes....................................................7
        4.07 Adjustment Payment................................................8

ARTICLE V CLOSING..............................................................8
ARTICLE VI REPRESENTATIONS AND WARRANTIES OF SELLER............................8

        6.01 Corporate Organization............................................8
        6.02 Authorization of Agreement........................................8
        6.03 Compliance with Laws..............................................9
        6.04 Licenses and Permits..............................................9
        6.05 Environmental Matters; Health and Safety..........................9
        6.06 Title............................................................10
        6.07 Applicable Zoning and Use........................................10
        6.08 Litigation.......................................................10
        6.09 Warranty of Purchased Assets.....................................10

                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

        6.10 Seller Not "Foreign Persons\.....................................11
        6.11 Taxes............................................................11
        6.12 Contracts and Commitments........................................11
        6.13 Intellectual Property............................................11
        6.14 Employee Benefit Plans...........................................12
        6.15 Labor and Employee Relations.....................................12
        6.16 General Provisions Regarding Article VI..........................12

ARTICLE VII REPRESENTATIONS AND WARRANTIES OF BUYER...........................12

        7.01 Corporate Organization...........................................13
        7.02 Authorization of Agreement.......................................13
        7.03 Financial Status.................................................13
        7.04 Litigation.......................................................13

ARTICLE VIII CONDITIONS PRECEDENT TO CLOSING BY BUYER ON THE CLOSING DATE.....14

        8.01 Compliance.......................................................14
        8.02 No Material Adverse Change.......................................14
        8.03 Closing Documents................................................14
        8.04 Permits and Licenses.............................................15
        8.05 Failure to Deliver the Purchased Assets by the Closing Date......16
        8.06 Litigation and Regulatory Action.................................16

ARTICLE IX CONDITIONS PRECEDENT TO CLOSING BY SELLER ON THE CLOSING DATE......16

        9.01 Compliance.......................................................16
        9.02 Closing Documents................................................16
        9.03 Payment of Money.................................................17

ARTICLE X COVENANTS OF SELLER AS TO INTERIM OPERATION.........................17

        10.01 Conduct of Business.............................................17
        10.02 Risk of Loss....................................................18
        10.03 Access..........................................................18
        10.04 Insurance Coverage..............................................19
        10.05 Maintenance of Purchased Assets.................................19
        10.06 Competing Offers................................................19
        10.07 Further Assurances..............................................20
        10.08 Specific Arrangements...........................................20

ARTICLE XI INDEMNITY..........................................................20

        11.01 Seller's Indemnity..............................................20
        11.02 Buyer's Indemnity...............................................20


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                                TABLE OF CONTENTS
                                   (continued)

                                                                            Page

ARTICLE XII MISCELLANEOUS.....................................................21

        12.01 Consents to Assignment by Third Parties.........................21
        12.02 Confidentiality.................................................21
        12.03 Brokers.........................................................21
        12.04 Representations and Warranties..................................21
        12.05 Further Assurances..............................................21
        12.06 Tax Matters.....................................................22
        12.07 Amendment.......................................................22
        12.08 Governing Law; Severability.....................................22
        12.09 Retention of Books and Records..................................22
        12.10 Waiver..........................................................23
        12.11 Headings........................................................23
        12.12 Counterparts....................................................23
        12.13 Notices.........................................................23
        12.14 Assignment......................................................24
        12.15 Expenses........................................................24
        12.16 Third Party Beneficiaries.......................................24
        12.17 Entire Agreement................................................24
        12.18 Reconveyance....................................................24


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

                           PURCHASE AND SALE AGREEMENT

      THIS AGREEMENT is made and entered into as of this 3rd day of July, 1997, between Wolf Mountain Resorts, L.C., a Utah limited liability company with a place of business in Summit County, Utah ("Seller") and ASC Utah, a Maine corporation with a principal place of business at Newry, Maine ("Buyer").

                                    RECITALS

      1. Seller owns, leases or has a real property interest in the land used in the operation of the Wolf Mountain Ski Resort and intends to lease or sublease such land to Buyer pursuant to a Ground Lease Agreement more particularly described herein.

      2. Seller owns or leases buildings, improvements and personal property constituting a portion of, or used in connection with, the Wolf Mountain Ski Resort, as more specifically identified in this Agreement.

      3. Seller wishes to sell to Buyer, and Buyer wishes to purchase from Seller all of Seller's buildings, improvement and personal property owned or leased by Seller constituting a portion of, or used in connection with, the Wolf Mountain Ski Resort.

                                    AGREEMENT

      NOW, THEREFORE, in consideration of the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I
                                PURCHASE AND SALE

      Subject to the terms and conditions of this Agreement, Seller agrees to sell, convey, transfer, set over, assign and deliver to Buyer, and Buyer agrees to purchase and accept from Seller, all of Seller's right, title and interest in and to the following assets (the "Purchased Assets"):

      1.01 Subsidiaries.

            (a) All right, title and interest of the Seller in and to all issued and outstanding capital stock in Community Water Co., a Utah corporation ("Subsidiaries").

            (b) Seller shall cause to be conveyed to Buyer all real, personal and mixed property of any nature whatsoever owned by OGM, L.C., under the same terms and conditions as specified herein for the same categories of Purchased Assets of Seller.

      1.02 Ski Areas Improvements.

      All buildings (including, without limitation, lift buildings, base lodges, restaurants sports facilities, condominium units, service buildings and pumphouse buildings), structures, lifts, towers, snowmaking equipment, fixtures and other improvements owned by Seller which are utilized in any way in the operation of the Wolf Mountain Ski Resort including without limitation the items listed in Schedule 1.02 (the "Ski Area Improvements").

      1.03 Personal Property.

      All inventory, rental inventory, supplies, materials, computers, phone equipment, vehicles, groomers, machinery and equipment, furniture and other personal property of any nature whatsoever (including any leasehold interests in the same) owned by Seller which constitute a portion of or are utilized in any way in the operation of the Wolf Mountain Ski Resort, including without limitation the personal property described in Schedule 1.03 (the "Personal Property").

      1.04 Licenses and Permits.

      All right, title and interest in, and all rights and benefits under, any and all governmental licenses, permits and approvals relating to the Purchased Assets or any businesses, activities or enterprises operated or engaged in by Seller and involving the Purchased Assets ("Ski Area Business"), including but not limited to the licenses and permits listed on Schedule 1.04 ("Assumed Permits").

      1.05 Books and Records.

      Copies of all books, records, reports, studies, data and other information owned by or under control of Seller and that relate in any way to the Purchased Assets or the Ski Area Business ("Records").

      1.06 Intellectual Property.

      All rights to any trademarks, tradenames, servicemarks (whether or not registered), registrations thereof, applications for registration, copyrights (whether or not registered) and any applications for registration, relating to or associated with the Purchased Assets or the Ski Area Business, including without limitation as listed on Schedule 1.06 ("Intellectual Property Rights").

      1.07 Contract Rights.

      All right, title and interest of Seller in, to or under any and all contracts, agreements, leases and commitments, and all amendments, extensions, renewals, substitutions and replacements thereof, necessary for or relating to the operation of the Purchased Assets or the Ski Area Business, except Seller's interests in leases being subleased to Buyer pursuant to the Resort Ground Lease, including those interests listed in Schedule 1.07.


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

      1.08 Water Rights.

      All right, title and interest of Seller in and to any and all water rights or entitlements of any nature whatsoever, including without limitation decree rights, appropriated rights, paper water rights, wet water rights, actual diversion rights or water storage rights and/or capacity, to the extent such rights do not pass to Buyer under the Resort Ground Lease for the term thereof ("Water Rights"). Water Rights include without limitation the rights listed in
Schedule 1.08, but excluding the Water Rights described on Schedule 2.03.

      1.09 Claims, Suits, etc.

      All claims, suits, and causes of action that Seller has against third parties with respect to the Purchased Assets or the Ski Area Business, including, without limitation, any rights or claims arising from manufacturer warranties with respect to machinery and equipment included in the Purchased Assets.

      1.10 Accounts Receivable; Deposits.

      All of Seller's accounts receivable (or pro rata portion thereof) for services to be performed or use of any of the Purchased Assets on or after the Closing, and all deposits, prepaid expenses and refunds (or pro rata portion thereof) relating thereto.

      It is the intention of Seller and Buyer that the foregoing description of the Purchased Assets be construed broadly so as to identify any and all tangible or intangible real, personal or mixed property and property interests, of any nature whatsoever, owned by Seller that constitutes a portion of, relates to or is in any way associated with the Ski Area Business, excepting the Excluded Assets. Seller hereby acknowledges and agrees that Buyer will undertake a comprehensive asset search prior to Closing and that Seller and Buyer may refine the descriptions of the Purchased Assets set forth above and attached hereto in the Schedules identified above prior to Closing with the consent of both parties, in which event the more comprehensive asset descriptions shall be used in transferring and conveying Seller's right, title and interest in and to Purchased Assets at the Closing.

                                   ARTICLE II
                                 EXCLUDED ASSETS

      Notwithstanding the foregoing, the assets listed below shall be excluded from the Purchased Assets and retained by Seller (the "Excluded Assets"):

      2.01 Cash.

      All of the Seller's cash on hand and any cash equivalents in the form of bank accounts, investment securities, notes and other deposits, prepaid expenses and refunds, excepting those identified in Section 1.10.


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

      2.02 Accounts Receivable.

      All of Seller's accounts receivable (or pro rata portion thereof) for services performed or use of any of the Purchased Assets on or prior to the Closing.

      2.03 Other Assets.

      Assets listed on Schedule 2.03, if any.

      2.04 Ground Lease Assets.

      Assets leased under the Resort Ground Lease including without limitation, all of the land covered thereby (the "Resort Land").

      2.05 Legal Restrictions.

      Those assets identified in Schedule 2.05, with respect to which Seller is prohibited by law from transferring assets to Buyer.

      2.06 Concert Contract.

      The United Concerts contract for the summer concert series.

                                   ARTICLE III
                          NO ASSUMPTION OF LIABILITIES

      3.01 No Assumption by Buyer.

      Except for the liabilities of Seller hereby assumed by Buyer as described in Schedule 3.01 hereof or as otherwise expressly provided for in this Agreement ("Assumed Liabilities"), Buyer does not, and shall not be obligated to assume or become liable for any of Seller liabilities, obligations, debts, contracts or other commitments whatsoever, whether known or unknown, fixed or contingent, now existing or hereafter arising.

                                   ARTICLE IV
                                PURCHASE AND SALE

      4.01 Purchase Price.

      In consideration of Seller's sale, assignment and transfer of the Purchased Assets to Buyer and Seller's agreement to perform the terms, covenants and provisions of this Agreement on its part to be performed, at Closing, (as hereinafter defined), Buyer will assume the Assumed Liabilities, and will pay to Seller the amount of Seven Million Seven Hundred Thousand Dollars ($7,700,000) in the manner and upon the conditions specified below (the "Purchase Price"):

            (a) Deposit. Upon the execution of this Agreement Two Hundred Thousand Dollars ($200,000.00) (the "Deposit") shall be deposited with Seller as an earnest money deposit.


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

                  (i) If the Closing shall occur, the Deposit together with any earnings thereon to the Closing Date (as defined in Article V) shall be paid to Seller at Closing.

                  (ii) If the Closing shall not occur by reason of a material breach of this Agreement by Buyer, including by failing to close the transaction contemplated hereby upon satisfaction by Seller of the conditions set forth in
Article VIII hereof, and the Seller is not in breach of this Agreement in any material respect, then upon termination of this Agreement Seller shall be entitled to retain the Deposit, together with any earnings thereon, for their own account in addition to any and all other claims, actions or remedies which Seller may have against Buyer arising out of such breach.

                  (iii) If the Closing shall not occur for any reason other than as set forth in clause (ii) of this Section 4.01(a), then upon termination of this Agreement the Deposit, together with any earnings thereon, shall be returned to Buyer.

            (b) Cash at Closing. At Closing Buyer shall pay to Seller the amount of One Million Two Hundred Thousand Dollars ($1,200,000.00), less the amount of the Deposit, together with any earnings thereon, in cash by wire transfer or other acceptable means of delivering same day good funds.

            (c) Promissory Note. At Closing Buyer shall deliver to Seller a Promissory Note in the principal amount of Six Million Five Hundred thousand Dollars ($6,500,000), bearing interest at a rate of twelve percent (12%) per annum, payable as of the 1st day of each month and with principal payable in two installments as follows:

      Date                                             Principal Payment
      ----                                             -----------------

      January 31, 1998                                 $2,300,000
      Earlier of (1) any public offering by Tenant,
      Buyer or Holdings (defined below), or (2)
      April 15, 2005
                                                       $4,200,000

The Promissory Note shall be guaranteed by ASC Holdings, Inc. ("Holdings")

      4.02 Purchase Price Adjustment.

            (a) The portion of the Purchase Price payable to Seller at Closing shall be used and applied at Closing on a dollar-for-dollar basis by the amount necessary to the amounts set forth in this Schedule 4.02 to deliver title to all Purchased Assets, in accordance with the terms hereof.

            (b) All Purchase Price payable to Seller on a post-Closing basis shall be subject to reduction on a dollar-for-dollar basis by the amount required to be paid by Buyer to satisfy any further or additional liens or encumbrances upon, or claims to or against the


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

Purchased Assets, or claims against Buyer as the owner of the Purchased Assets, or any liabilities or obligations imposed upon Buyer as the purchaser of the Purchased Assets, but only to the extent such liens, encumbrances, claims, liabilities or obligations (i) do not represent Assumed Liabilities, (ii) result from the breach or violation of the representation, warranties or covenants of Seller under this Agreement (as limited by Section 6.16 below), or (iii) constitute an Indemnified Expense as defined below. Any reduction in Purchase Price shall be effected in accordance with the following procedure. Prior to effecting any reduction in Purchase Price, Buyer shall provide Seller with written notice of any such claim, liability or encumbrance resulting in the reduction, which shall (I) describe the claimant or creditor; (II) provide a brief description of the nature of the claim, and (III) state the amount of the claim. Seller shall have a period of ten (10) days following receipt of such notice to advise Buyer in writing whether Seller disputes the amount, validity or any other matter with respect to the claim. Notwithstanding anything to the contrary in the foregoing, Buyer may not compromise or pay any claim or liability, effect any such reduction or agree with any claimant to do the same unless each of the following conditions exist: (A) such claim, liability or encumbrance is reduced to a judgment, lien, claim, encumbrance, other interest or right ("Creditor Interest") that is or becomes, or with the passage of time or giving of notice, or both, would be or become, within thirty days, immediately enforceable against the Purchased Assets, or any portion thereof, in such a fashion as would materially interfere with Buyer's possession or use of such assets or the Buyer, (B) Seller fails to contest the amount or validity thereof in good faith by appropriate proceedings within the period provided by applicable law, rule, regulation or ordinance to commence proceedings to appeal or contest and the enforcement of such Creditor Interest is not stayed or suspended pending the completion of the proceedings to appeal or contest, and
(C) the full amount thereof is neither bonded by the Seller nor secured by other collateral posted by the Seller with the Buyer in an amount and of a character such as to provide reasonably adequate security for all claims and liabilities. Buyer agrees to use reasonable efforts to cooperate and assist in the defense or contest of such claims by the Seller, at the Seller's expense, including in proceedings where the Buyer or the Purchased Assets, or any portion thereof in rem, are parties to the proceedings; provided, that nothing herein shall be construed to authorize Seller to act on Buyer's behalf in respect of such claims. Seller may not act for or on behalf of Buyer in attempting to resolve such disputes or claims, but rather shall contest, dispute or resolve such claims at Seller's sole cost and expense, and in Seller's name. Nothing set forth herein shall in any way prevent, prohibit or restrict Buyer from taking any action, or refraining from any action, Buyer deems necessary or appropriate to defend, protect or advance its interests with respect to such claims, whether or not consistent with Seller's position as to such matters, at Buyers sole cost and expense.

            (c) Nothing set forth in this Agreement shall in any way limit or restrict any rights or entitlements Buyer may have at low or in equity.

      4.03 Consulting Agreement.

      Separate and apart from the Purchase Price, as a condition of Closing, Buyer shall enter into a consulting agreement with Mr. Kenneth Griswold pursuant to which Griswold shall agree


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

to provide consulting services to Buyer on a basis acceptable to both Buyer and Griswold for a period of two years following the Closing.

      4.04 Adjustment for Taxes, Prepayments and Deposits.

      Real property taxes, personal property taxes, other ad valorem taxes, any governmental levies, charges or assessments, utilities, water, sewer and any other charges attributable to the Purchased Assets for the fiscal year during which the Closing Date occurs as well as any other prepayments and deposits with respect to the Purchased Assets shall be prorated and adjusted as of the Closing Date as mutually agreed by Buyer and Seller prior to Closing. If the real property taxes or personal property taxes for the fiscal year during which the Closing Date occurs are not finally determined, then such taxes for the immediately prior fiscal year shall be used for the purposes of prorating taxes on the Closing Date, with a further adjustment to be made after the Closing Date as soon as such taxes are finalized. Installments of special taxes or assessments with respect to the Purchased Assets which are payable for the fiscal period in which the Closing Date occurs shall be prorated as of the Closing Date as mutually agreed by Buyer and Seller prior to Closing. Seller's and Buyer's obligation to make post-Closing Date adjustments for taxes, prepayments and deposits shall survive the Closing. Seller's obligations hereunder not funded separately by Seller at Closing shall be deducted from cash payable to Seller at Closing and paid by Buyer.

      4.05 Adjustment for Utilities.

      Seller shall cause all meters for electricity, gas, water, sewer and other utility usage related to the Purchased Assets to be read on the Closing Date, and Seller shall pay all charges for such utilities which have accrued on or prior to the Closing Date. If the utility companies are unable or refuse to read the meters on the Closing Date, all charges for such utilities to the extent unpaid shall be prorated and adjusted as of the Closing Date as mutually agreed by Buyer and Seller prior to Closing based on the most recent bills therefor. The Seller shall provide notice to Buyer within three (3) days before the Closing Date setting forth (i) whether utility meters will be read as of the Closing Date and (ii) a copy of the most recent bill for any utility charges which are to be prorated and adjusted as of the Closing Date. If the meters cannot be read as of the Closing Date and, therefore, the most recent bill is used to prorate and adjust as of the Closing Date, then to the extent that the amount of such prior bill proves to be more or less than the actual charges for the period in question, a further adjustment shall be made after the Closing Date as soon as the actual charges for such utilities are available, which Buyer shall have read as soon as possible after the Closing Date. Seller's and Buyer's obligation to make such post-Closing Date adjustments for utilities shall survive the Closing. Seller's obligations hereunder not funded separately by Seller at Closing shall be deducted from cash payable to Seller at Closing.

      4.06 Transfer Taxes.

      Buyer shall pay all state or local transfer tax, deed excise tax (or any other tax based upon the transfer of the Purchased Assets) and the recording fee for all deeds imposed in connection with the purchase and sale. Seller shall pay any land gain tax or similar tax due upon sale of the


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

Purchased Assets. Seller's obligations hereunder not funded separately by Seller at Closing shall be deducted from cash payable to Seller at Closing and paid by Buyer.

      4.07 Adjustment Payment.

      Within five (5) days after the date upon which the amount of each adjustment which is permitted to be made after the Closing is finally determined pursuant to this Article IV, payments required thereby will be made by check or wire transfer payable to the appropriate party.

                                    ARTICLE V
                                     CLOSING

      The closing (the "Closing") of the transaction contemplated by this Agreement will take place at the offices of Parsons, Behle and Latimer in Salt Lake City or such other location in the Salt Lake City, Utah area as Buyer and Seller may designate at 10:00 a.m. local time on the fifth business day following the date upon which all of the conditions precedent set forth in Articles VIII and IX of this Agreement are satisfied or waived by the appropriate party hereto, or at such other time and place as the parties may agree in writing. Notwithstanding the foregoing if the Closing does not occur on or before July 31, 1997, this Agreement may be terminated by either party. The date of Closing is sometimes referred to herein as the "Closing Date".

                                   ARTICLE VI
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      Seller hereby represents and warrants to Buyer as follows:

      6.01 Corporate Organization.

      Seller is a limited liability company duly organized and legally and validly existing under the laws of the State of Utah, and has full power and authority to own or lease its properties and to carry on its businesses as now conducted and to execute and deliver this Agreement and to carry out the terms hereof.

      OGM, L.C. is a limited liability company duly organized and legally and validly existing under the laws of the State of Utah, and has full power and authority to own or lease its properties and to carry on its businesses as now conducted.

      Community Water Co. is a corporation duly organized and legally and validly existing under the laws of the State of Utah, and has full power and authority to own or lease its properties and to carry on its businesses as now conducted .

      6.02 Authorization of Agreement.

      The execution and delivery of this Agreement and the agreements contemplated hereby (the "Related Agreements") by Seller and the performance by Seller of the obligations to be performed hereunder and thereunder have been duly authorized by all necessary and appropriate action by Seller under its Operating Agreement. Except as listed in Schedule 6.02 the execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not (i) conflict with, or result in a breach of, or default under, or permit acceleration of any obligation under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, material agreement or other material instrument or obligation to which Seller is a party, or by which it or the Purchased Assets may be bound or affected or (ii) violate any order, writ, injunction, decree or statute, or any rule, regulation, permit, license or conditions thereto, or (iii) result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the Purchased Assets. This Agreement and the Related Agreements are valid and binding obligations of Seller enforceable in accordance with their terms, subject to equitable principles and applicable bankruptcy and other creditors' rights laws, regulations and rulings.

      6.03 Compliance with Laws.

      Except as set forth in Schedule 6.03, Seller (a) does not have any Seller's Knowledge (as defined herein) of any violation of any applicable federal, state and local laws, rules, regulations, ordinances, codes or orders ("Laws") governing the Purchased Assets and the operation of the Ski Area Business, including without limitation, environmental and health and safety laws rules and regulations, and (b) has not received written notification of any asserted uncured material past or present failure by any of them to operate the Purchased Assets and the Ski Area Business in accordance with any such law, ordinance or regulation, or of any event that has occurred which with notice or the passage of time would constitute any such failure.

      6.04 Licenses and Permits.

            (a) No permits, licenses, approvals, clearances or other governmental consents are required for the transfer of the Purchased Assets to Buyer pursuant to the terms of this Agreement, except for the transfer or reissuance of the governmental licenses, permits, authorizations, approvals and certificates identified in Section 1.04.

            (b) The Seller has not disposed of or permitted to lapse any license, permit or other authorization from any federal, state or local authorities related to the Purchased Assets that is currently required for the operation of the Ski Area Business.

            (c) Except as reported in Schedule 1.04, the Licenses and Permits listed on Schedule 1.04 are all of the governmental licenses, permits, authorizations, approvals and certificates which are, to Seller's Knowledge, required for the current use of the Purchased Assets for the Ski Area Business.

      6.05 Environmental Matters; Health and Safety.

            (a) Except as disclosed in Schedule 6.05, to Seller's Knowledge, there are no outstanding or, threatened actions, claims, proceedings, determinations or judgments by any party, including, but not limited to, any governmental authority or agency, against or involving the Seller, arising under the Clear Air Act, the Federal Water Pollution Control Act of 1972, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Solid

Waste Disposal Act, the Resource Conservation and Recovery Act and the Toxic Substances Control Act, and any amendments or extensions of the foregoing statutes, and all other applicable environmental requirements or any other federal, state, local or other environmental, health or safety law, regulation, order or requirement, requiring the remediation or removal of an existing environmentally contaminated condition or substance. Except as listed in
Schedule 6.05, there are, to the Seller's Knowledge, no outstanding or threatened orders, determinations or notices of violation issued by any federal, state, local or other governmental authority administering environmental or health and safety laws in connection with operation of the Purchased Assets or the Ski Area Business, which have not been complied with or resolved to the satisfaction of such governmental authority.

      6.06 Title.

      Except as set forth in Schedules 6.06, Seller holds and shall convey to Buyer at Closing good and marketable title to all Purchased Assets free of all liens, restrictions and encumbrances, except such encumbrances as will be discharged at Closing in accordance with Section 4.02, applicable zoning and land use laws, regulations, rules and ordinances and such restrictions as do not materially interfere with the current use of the Purchased Assets for Ski Area Business, and the sale of the Purchased Assets does not require the consent of any person or entity. Except for those listed on Schedule 6.12, Seller have no outstanding leases, licenses, occupancy agreements or any contracts or agreements with respect to the Purchased Assets.

      6.07 Applicable Zoning and Use.

      The existing uses of the Purchased Assets are permitted uses within the zoning districts in which they are located and otherwise permitted under applicable federal, state and local laws, rules and regulations and under the Assumed Permits held by Seller.

      6.08 Litigation.

      Except as provided in Schedule 6.08, there is, to Seller's Knowledge, no action, suit, proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or threatened, against Seller with respect to the Ski Area Business or any of the Purchased Assets.

      6.09 Warranty of Purchased Assets.

      All of the Purchased Assets consisting of buildings, machinery and equipment and other tangible personal property or improvements to real estate are being purchased "As-Is, Where-Is", and Seller specifically disclaims any representations or warranties with respect thereto, including without limitation, any warranty of merchantability, condition or fitness for a particular purpose.

      6.10 Seller Not "Foreign Persons".

      Seller is not a "foreign person" as defined in Internal Revenue Code (the "Code") Section 1445, and Seller will execute and deliver to Buyer at Closing an affidavit in compliance with Code Section 1445(b)(2).

      6.11 Taxes.

      Except as described in Schedule 6.11, Seller has timely filed all tax returns, tax information returns and other tax reports required to be filed with any applicable governmental authorities through the Closing Date which relate to the Purchased Assets or the Ski Area Business, and have paid all taxes and other charges which have become due pursuant to such returns and reports, or pursuant to any assessment received by it, except for any taxes the validity of which Seller may be contesting in good faith in appropriate proceedings. Seller is not delinquent in the payment of any tax assessment or governmental charge which relates to any of the Purchased Assets, no written notices asserting deficiencies for any taxes which relate to any of the Purchased Assets have been received, and no requests for waivers of the time to assess or pay any such tax are pending, except such as are listed in Schedule 6.11 or that will be paid and discharged at Closing. There are no tax liens upon any of the Purchased Assets and no such liens will arise as a result of the transaction contemplated hereby except as listed in Schedule 6.11 or that will be paid and discharged at Closing. For the purposes of this Agreement, the term "tax" shall include all federal, state, local and foreign income, property, sales, excise and other taxes of any nature whatsoever.

      6.12 Contracts and Commitments.

      Schedule 6.12 sets forth a description of all material contracts, agreements and commitments of Seller, constituting the Purchased Assets. Each executed contract or commitment set forth in Schedule 6.12 hereto is in full force and effect and, except as set forth in Schedule 6.12, the Seller is not in default under any such contract or commitment and such contracts and commitments may be freely assigned to Buyer without the consent or approval of any third parties.

      6.13 Intellectual Property.

      Attached as Schedule 1.06 is a list of Seller's trademarks (whether or not registered), tradenames, servicemarks (whether or not registered), copyrights (whether or not registered), trademark and service mark registrations (and pending applications therefor). Seller have not granted any outstanding licenses or other rights to use any Intellectual Property Rights, and Seller is not liable, nor Seller made any contract or arrangement whereby it may become liable, to any person for any royalty or other compensation for the use of any Intellectual Property Rights. None of the rights of Seller in, to or under any Intellectual Property Rights will be adversely affected by the consummation of the transactions contemplated hereby. To Seller's Knowledge, the use of the Intellectual Property Rights in the manner conducted by Seller during the 1996-1997 ski season will not infringe any patent or copyright of any third party, nor constitute a misappropriation of the trade secrets or other proprietary rights of any third party.

      6.14 Employee Benefit Plans.

      All of the pension, retirement, profit sharing, savings, stock options, severance bonus, fringe benefit, insurance or other employee benefit plan or arrangement of Seller or applicable to its employees is listed in Schedule 6.15. Each of the above plans has been, to Seller's Knowledge, operated and administered in accordance with applicable laws, including ERISA and the Code. Buyer assumes no responsibility, liability or obligation with respect to such plans and such plans shall be administered by Seller following the Closing.

      6.15 Labor and Employee Relations.

      Except as listed in Schedule 6.15, Seller has no ongoing employment relationships other than employment of its employees at will. No persons have employment obligations to Seller that will restrict their freedom to become the employees of Buyer if Buyer so desires. Buyer is under no obligation to employ any of Seller's employees.

      6.16 General Provisions Regarding Article VI.

            (a) The representations and warranties contained in this Article VI shall survive the Closing and continue in force for the periods set forth below:

                  (i)   Section 6.11 - no time limit;

                  (ii)  Sections 6.05 and 6.06 - Seven years following Closing;
                        and

                  (iii) Sections 6.01 - 6.04, 6.07 - 6.10 and 6.12 - 6.16 -
                        three years following Closing.

            (b) Sellers disclaim any express or implied warranties not set forth in this Agreement, the Resort Ground Lease or any agreements, documents, instruments, deeds or other written material executed by Seller and delivered at Closing.

            (c) "Seller's Knowledge" - Seller will be deemed to have "knowledge" of a particular fact or other matter by any one or more of Michael Baker, Kenneth Griswold or Paul Peters, Beth Moon, Steve Bench, Steve Huntzberger and Dick Reynolds:

                  (i)   Is actually aware of such fact or other matter; or

                  (ii) Any one or more of such persons could reasonably be expected to become aware of such fact or other matter in the ordinary course of business.

                                   ARTICLE VII
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby represents and warrants to Seller as follows:

      7.01 Corporate Organization.

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of Maine with full power and authority to own or lease its property and to carry on its businesses as now conducted and to execute, deliver and perform its obligations hereunder and under the Related Agreements. Buyer is qualified as a foreign corporation under the laws of the State of Utah.

      Buyer is a Maine corporation, qualified to do business in the State of Utah, all of the issued and outstanding common stock of which is owned beneficially and of record by Holdings. Holdings is a Maine corporation, all of the outstanding voting stock of which is owned beneficially and of record by Leslie B. Otten. American Skiing Company, a Maine corporation ("ASC"), is a subsidiary of ASC Holdings, Inc. 96% of the issued and outstanding stock of ASC is owned by Holdings.

      7.02 Authorization of Agreement.

      The execution and delivery of this Agreement and the Related Agreements by Buyer and the performance by Buyer of the obligations to be performed hereunder and thereunder have been duly authorized by all necessary and appropriate action by the directors of Buyer and no shareholder approval is required in connection therewith. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach of, or constitute a default under, the terms and conditions of Buyer's Articles of Incorporation, By-Laws, any court or administrative order or process by which Buyer is bound, or any agreement or instrument to which Buyer is a party or is bound. This Agreement and the Related Agreements are the valid and binding obligations of Buyer, enforceable in accordance with their terms, subject to equitable principles and applicable bankruptcy and other creditors' rights, laws, regulations and rulings.

      7.03 Financial Status.

            (a) There has been no material change in the financial condition of American Skiing Company since the date of filing of American Skiing Company's most recent Form 10Q with the Securities and Exchange Commission.

            (b) American Skiing Company is not in default under its $120,000,000 12% Senior Subordinated Notes due 2006 or its $39,132,000 13 3/4% Subordinated Discount Notes due 2007, nor has any event or conditioned occurred which, with the passage of time or the giving of notice or both would constitute a default thereunder.

      7.04 Litigation.

      There is no action, suit or proceeding at law or in equity by any person or entity, or any arbitration or any administrative or other proceeding by or before any governmental or other instrumentality or agency, pending or to Buyer's knowledge, threatened against Buyer, ASC or

Holdings, that if adversely determined would have a material adverse impact upon any such entity's financial condition.

                                  ARTICLE VIII
                         CONDITIONS PRECEDENT TO CLOSING
                          BY BUYER ON THE CLOSING DATE

      The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions precedent being satisfied on or before the Closing Date, subject to the right of Buyer to waive any one or more of such conditions:

      8.01 Compliance.

      The representations and warranties of Seller contained in this Agreement or in any of the Schedules attached hereto or any agreement or document delivered in connection herewith shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date. The Seller shall have performed and complied with all of its obligations and covenants required to be performed or complied with on or before the Closing Date.

      8.02 No Material Adverse Change.

      There shall have been no material adverse change in the condition of the Purchased Assets from the date of this Agreement.

      8.03 Closing Documents.

      Seller shall have delivered or caused to be delivered to Buyer, or Buyer shall have otherwise received, on or before the Closing Date, in a form reasonably satisfactory to Buyer:

            (a) The Resort Ground Lease in the form attached hereto as Schedule 8.03(b), but with such additional provisions or grants of other interests, mortgages, commitments or agreements added thereto prior to the execution and delivery thereof by Buyer and Seller as may be necessary, in Buyer's reasonable judgment, to protect Buyer's leasehold estate established under the Resort Ground Lease from being adversely affected by Sellers bankruptcy, insolvency, receivership or other financial distress.

            (b) An owner's title insurance policy or commitments, as applicable, dated the Closing Date on such ALTA Forms as are reasonably acceptable to Buyer and its counsel with extended coverage guaranteeing over the standard exceptions to title customarily contained in such policies and the Endorsements, insuring
(i) Buyer's leasehold interest under the Resort Ground Lease and (ii) all real estate that is the subject of any contracts, agreements or options to acquire real estate included in the Purchased Assets or the Resort Ground Lease, and
(iii) any and all real estate owned by the Subsidiaries, issued by a title insurance company acceptable to Buyer, at Buyer's expense, insuring such interests and/or such real property in the amount of at least $36 million containing only such Schedule B exceptions as are acceptable to Buyer; and

Seller shall have provided to the extent reasonably possible all statements, affidavits, and certificates which are customarily required of Seller by title insurance companies in order for the title insurance company to provide Buyer with the title insurance policies (and related endorsements) described in this Agreement, which Buyer shall exercise reasonable efforts to obtain.

            (c) Bills of sale, stock powers, assignments or other appropriate conveyance documents conveying all Purchased Assets to Buyer duly executed by Seller (Seller and Buyer hereby agreeing that neither the representations and warranties nor the rights and remedies of any party hereunder shall be deemed to be enlarged, modified or altered in any way by such Bills of Sale) together with all consents, waivers and authorizations of any person required in order to validly convey such Purchased Assets;

            (d) Assignments of all Assigned Contracts identified in Schedule 1.07, together with all consents, waivers and authorizations of any person required for the valid assumption of the Assigned Contracts.

            (e) Certified copies of the authorization by Seller of the sale of the Purchased Assets to Buyer in accordance with this Agreement and Seller's execution and delivery of this Agreement;

            (f) An affidavit, under penalty of perjury, indicating Seller's United States taxpayer identification number and stating that Seller are not a foreign person, in a form sufficient to exempt Buyer from the withholding provisions of Section 1445 of the Code;

            (g) A certificate of legal existence from the State of Utah for each of Seller and the Subsidiaries and incumbency certificates of Seller and the Subsidiaries, together with a certified copy of each of Seller's and the Subsidiaries' Operating Agreement and other organizational documents;

            (h) To the extent provided by Utah taxing authorities, a written statement from Utah taxing authorities certifying that the Seller and the Subsidiaries have no past-due state income or employment tax liability, except such as will be satisfied at Closing with the proceeds of the sale; and

            (i) Such other documents and certificates as are contemplated hereby or as Buyer or its counsel may reasonably request.

      8.04 Permits and Licenses.

      Seller shall have delivered or caused to be delivered to Buyer, or Buyer shall have otherwise received, on or before the Closing Date, in a form reasonably satisfactory to Buyer, all necessary agreements, waivers, authorizations and consents to the transfer, assignment or reissuance of all Assumed Permits, to the extent available from applicable governmental authorities, required for the ownership and operation of the Purchased Assets and the Resort Land consistent with its historical operations.

      8.05 Failure to Deliver the Purchased Assets by the Closing Date.

      If Seller is unable to deliver any material portion of the Purchased Assets in accordance with terms and conditions of this Agreement and in a condition substantially similar to their condition as of the date hereof on the Closing Date because of damage by fire or casualty, then Buyer shall not have the right to terminate this Agreement, but Seller shall pay over to Buyer all proceeds of insurance, or claims therefor, relating to any such casualty loss.

      8.06 Litigation and Regulatory Action.

      No litigation or regulatory action shall have been filed, brought or otherwise commenced against any of Seller or the Subsidiaries, Buyer or the Purchased Assets which forbids, prohibits or in any way restricts the transactions contemplated hereby, including without limitation the inclusion, incorporation or joinder of Buyer, any of the Seller or the Subsidiaries, or the Purchased Assets, in any pending proceedings.

                                   ARTICLE IX
                       CONDITIONS PRECEDENT TO CLOSING BY
                           SELLER ON THE CLOSING DATE

      The obligations of Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction of each of the following conditions precedent being satisfied on or before the Closing Date, subject to the right of Seller to waive any one or more of such conditions:

      9.01 Compliance.

      The representations and warranties of Buyer contained in this Agreement or in any of the Schedules attached hereto or in any agreement or document delivered in connection herewith shall be true and correct in all material respects on and as of the Closing Date as if made on and as of the Closing Date. The Buyer shall have performed and complied with all of its obligations and covenants required to be performed or complied with on or before the Closing Date. Seller and Buyer shall have received any and all approvals required under the Hart, Scott, Rodino Act, any applicable bulk sales laws or other governmental approvals.

      9.02 Closing Documents.

      Buyer shall have delivered to Seller, in a form reasonably satisfactory to counsel for Seller:

            (a) certified copies of the resolutions adopted by Buyer's Board of Directors (and stockholders where required) authorizing the purchase of the Purchased Assets from Seller in accordance with this Agreement and Buyer's execution and delivery of this Agreement; certified copies of the resolutions adopted by American Skiing Company's Board of Directors authorizing such company's execution and deliver of this Agreement and the guaranty attached to this Agreement;

            (b) an assumption agreement or agreements in form acceptable to Seller with respect to the Assumed Liabilities;

            (c) a guaranty of Buyer's obligations under subsection 4.01(c) hereof and of the Resort Ground Lease by Holdings. in form attached hereto;

            (d) such other documents and certificates as are contemplated hereby or as Seller or their counsel may reasonably request including without limitation, the Resort Ground Lease and the Consulting Agreement referred to in
Section 4.03 above;

            (e) Agreement of Buyer and ASC in recordable form to honor six (6) lifetime pass commitment of Mike Baker to Annette R. Baker as well as agreement to provide Mike Baker and Kenneth Griswold with the same skiing privileges and merchandise and food and beverage discounts as made available to American Skiing Company senior vice presidents; and

            (f) a sublease to Kenneth Griswold for facilities necessary for 15-22 dates to continue the United Concert summer concert series, with the general terms therefor summarized in Schedule 9.02(g).

      9.03 Payment of Money.

      Buyer shall have paid the Deposit as provided in Section 4.01(a), the cash portion of the Purchase Price to the Seller as provided in Section 4.01(b), and delivered the note described in Section 4.01(c).

                                    ARTICLE X
                   COVENANTS OF SELLER AS TO INTERIM OPERATION

      Seller hereby covenant and agree with Buyer as follows:

      10.01 Conduct of Business.

      From the date hereof to the Closing Date, Seller will carry on its activities in substantially the same manner as they have previously been carried out, in the ordinary course of business, and will not employ methods of manufacture, purchase, sale, lease, management, accounting, or operation that vary from those methods used by Seller outside of the ordinary course of business consistent with past practices. Without limiting the foregoing, except as specifically contemplated in this Agreement, from the date of this Agreement to the Closing, Seller will:

            (a) not engage in any transaction which would cause a breach of any such representation, warranty or covenant;

            (b) except as provided on Schedule 10.01(b) and in the ordinary course of business, not sell, transfer, convey, assign, lease, license or otherwise dispose of any of the Purchased Assets;

            (c) not mortgage, pledge, subject to a lien, or grant a security interest in, or otherwise encumber, any of the Purchased Assets;

            (d) use reasonable efforts (without making any commitments on behalf of Buyer) to keep its business organizations intact, keep available its present employees and to preserve its present relationship with customers, suppliers, employees and other having business relationships with Seller;

            (e) not cause a breach of any material contract or commitment, collective bargaining agreement, employee benefit plan, or any other material agreement to which Seller is a party, or by which it or any of its assets or properties are bound;

            (f) not violate or fail to comply with laws applicable to it or its properties or business if such violation will have or is reasonably likely to have a material adverse affect upon the ability to continue the Ski Area Business or develop any of the Resort Land for resort purposes;

            (g) not amend, change, terminate or otherwise modify any lease, contract, agreement or commitment other than in the ordinary course of business; and

            (h) not enter into, or become obliged under, any contract, agreement, lease or other commitment relating to the Purchased Assets or the Ski Area Business, other than any contract, agreement, lease or other commitment entered into in the ordinary course of business consistent with past practice.

      10.02 Risk of Loss.

      Seller shall bear the risk of loss, damage or destruction with respect to the Purchased Assets from any casualty until the successful consummation of the sale and purchase of the Purchased Assets on the Closing Date. In the event of any such loss, damage or destruction, the proceeds of any claim for any loss payable under any insurance policy covering such loss shall be payable to Seller. In the event of any such material loss or damage, Seller shall specify in writing to Buyer with particularity the loss or damage incurred, the cause thereof, if known or reasonably ascertainable, and the extent to which restoration, replacement and repair of the Purchased Assets lost or destroyed will be reimbursed under any insurance policy with respect thereto. Buyer's right to terminate this Agreement in such circumstances shall be governed by
Section 8.05 of this Agreement.

      10.03 Access.

            (a) From the date hereof to the Closing Date, Seller will afford to the representatives of Buyer, including its counsel and auditors, during normal business hours and upon reasonable advance written or oral notice, access to any and all of the Purchased Assets to the end that Buyer may have a reasonable opportunity to make such a full investigation of the Purchased Assets and of Seller's Ski Area Business in advance of the Closing Date as it shall reasonably desire, and the officers of Seller will confer with representatives of Buyer and will furnish to Buyer, either orally or by means of such records, documents, and memoranda as are available such information as Buyer may reasonably request, and Seller will furnish to Buyer's auditors all consents and authority that they may reasonably request in connection with any examination by Buyer.

            (b) From the date hereof to the Closing Date, Buyer shall have the right, at its expense, to enter upon the Resort Land and undertake all such actions as may be necessary to prepare the Purchased Assets to open for the 1997
- 1998 ski season, including all maintenance, making improvements, acquiring or updating permits and approvals and any such other actions as may be required, and to operate the Purchased Assets for Buyer's own account and at Buyer's sole expense (although no obligation to undertake any such action is hereby implied). Buyer shall indemnify and hold Seller harmless from and against any claims, liability, loss, cost or expense resulting from any bodily injury, death or property damage occurring as a proximate result of Buyer's access to and activities involving the Purchased Assets or action, or failure to act, at the Resort Land, including without limitation, any such claims, liability, damages, loss costs or expense resulting from the negligence of Seller (but not gross negligence) or relating to premises or other strict liability of Seller as the owner/lessee of the Resort Land. Buyer shall extend the same liability insurance as is currently in place at ASC's existing Ski Resorts to the Resort Land during the period of Buyer's use or occupancy of the same under this Section 10.03(b), and shall have the Seller named as an additional insured on such policy(s) of insurance. In the event the transaction contemplated hereby does not close for any reason, Buyer shall have, for a reasonable period, the right to remove any and all improvements made by Buyer to the Purchased Assets; provided however, that Buyer shall have no claim against Seller for the value of any improvements made to the Purchased Assets.

      10.04 Insurance Coverage.

      Existing insurance coverages for the Purchased Assets shall be maintained in effect by Seller between the date hereof and the Closing Date.

      10.05 Maintenance of Purchased Assets.

      At all times from the execution of this Agreement to the Closing Date, Seller agrees to maintain the Purchased Assets in substantially the same condition as of the date of this Agreement. Seller shall (i) not alter, disassemble or remove any Purchased Assets from the Resort Land or take any other action in connection with the Purchased Assets which has or is likely to have a material adverse affect upon the value of, or beneficial use of, the Purchased Assets or the ability to continue to engage in the Ski Area Business, and (ii) maintain in full force and effect any and all contracts, permits and licenses which are Purchased Assets or Assumed Liabilities. Seller shall notify Buyer promptly of any material change in the condition of the Purchased Assets.

      10.06 Competing Offers.

      Seller shall not entertain, discuss, invite, encourage, solicit, accept or facilitate any competing offers for the Purchased Assets during the term of this Agreement. The foregoing covenants and agreements are of the essence of this Agreement. Violation of the foregoing will give rise to Buyer's right to terminate this Agreement.

      10.07 Further Assurances.

      From and after the Closing Date, Seller and Buyer shall execute and deliver to each other all such further assignments, assumptions, endorsements and other documents as the other may reasonably request for the purpose of effecting transfer and assumption of Seller's title to and operation of the Purchased Assets and/or carrying out the provisions of this Agreement.

      10.08 Specific Arrangements.

      Buyer and Seller have made arrangements to deal with certain transactions scheduled to occur between the date hereof and Closing. Those arrangements are described in detail in Schedule 10.09. Has to be agreed to by both parties (see
12.17 below).

                                   ARTICLE XI
                                    INDEMNITY

      11.01 Seller's Indemnity.

      Seller shall indemnify and hold harmless Buyer and its directors, officers and employees from and against all expenses, claims, costs, damages or liabilities, including reasonable attorneys' fees (each an "Indemnified Expense"), arising out of or relating to (i) the material breach of any representation or warranty made by Seller in this Agreement, (ii) any material breach of Seller's covenants contained herein, (iii) claims by third parties, including applicable governmental authorities, relating to Seller's operations, activities or use of the Purchased Assets prior to the Closing Date, and (iv) any and all actions, suits, proceedings, demands, assessments, penalties, judgments, costs and legal fees and other expenses incurred by Buyer associated with any of the foregoing. Seller shall have no obligation to indemnify Buyer with respect to an Indemnified Expense unless notice of the Indemnified Expense is provided to Seller on or before the seventh anniversary of the Closing Date; provided, however, that the foregoing limitation shall not apply to Indemnified Expenses resulting from federal, state or local tax liability of Seller or the Subsidiaries relating to any period ended on or before Closing and in addition, shall not extend the liability of Seller on any of the representations or warranties of Seller set forth in this Agreement beyond the limitation periods set forth in Section 6.17(a). Buyer hereby acknowledges and agrees that nothing set forth in this Section 11.01 shall in any way limit or restrict its obligations under Section 11.02.

      11.02 Buyer's Indemnity.

      Buyer shall indemnify and hold harmless Seller and the Subsidiaries, their directors, officers and employees from and against all expenses, claims, costs, damages or liabilities, including reasonable attorneys' fees (each an "Indemnified Expense"), arising out of or relating to any material breach of any of Buyer's representations, warranties or covenant contained herein or to the operation of the Purchased Assets by Buyer following the Closing and any and all actions, suits, proceedings, demands, assessments, penalties, judgments, costs and legal fees and other expenses incurred by Buyer associated with any of the foregoing. Seller hereby acknowledges and agrees that nothing set forth in this
Section 11.02 shall in any way limit or restrict its obligations under Section
11.01 and 4.02 hereof .

                                   ARTICLE XII
                                  MISCELLANEOUS

      12.01 Consents to Assignment by Third Parties.

      This Agreement shall not constitute an agreement to assign any asset, claim, contract, permit, franchise, license or similar agreement or right if any attempted assignment of the same without the consent of the other party thereto would constitute a breach thereof or in any way affect the rights of Seller or Buyer thereunder.

      12.02 Confidentiality.

      Buyer acknowledges that in the course of preparing this Agreement, Buyer has obtained information concerning the business of Seller which is of a confidential and/or proprietary nature (the "Confidential Information"). Buyer (including the directors, officers, employees and agents thereof) agrees to retain in confidence and not to disclose any of the Confidential Information of Seller to any third party and if this Agreement is terminated and the transactions contemplated hereby are not concluded, to promptly return all such Confidential Information to Seller and not retain or use any Confidential Information or copies thereof for any purpose, except as disclosure may be required by law or government regulation or order or unless the information sought to be disclosed or used (i) is publicly known as of the date hereof or becomes publicly known though no fault of Buyer, or (ii) is lawfully received by Buyer from a third party not bound in a confidential relationship to any party whose confidential information is to be protected hereunder.

      12.03 Brokers.

      Each of Buyer and Seller represents and warrants to the other that they have not engaged any brokers and there are no brokerage or finders' fees payable in connection with the transactions contemplated hereby resulting from any actions taken by them.

      12.04 Representations and Warranties.

      Seller and Buyer hereby agree that statements made in the Schedules attached hereto and the certificates delivered in connection herewith shall be representations and warranties for purposes of this Agreement.

      12.05 Further Assurances.

      From and after the Closing Date, upon the reasonable request of Buyer from time to time, and at Buyer's expense, Seller shall execute and deliver all documents, make all rightful oaths, testify in any proceedings and do all other acts which may be reasonably necessary or desirable in the opinion of Buyer to protect or defend the right, title or interest of Buyer in and to the Purchased Assets.

      12.06 Tax Matters.

      The aggregate purchase price for the Purchased Assets paid by Buyer in accordance with this Agreement will be allocated among the Purchased Assets by Buyer and Seller in accordance with Section 1060 of the Code and the regulations thereunder, as set forth in Schedule 12.06 attached hereto, as revised by mutual agreement of Buyer and Seller at Closing. Buyer and Seller covenant and agree that the Buyer and Seller shall each timely file (with the appropriate Internal Revenue Service) Form 8594 in substantially the form attached to Schedule 12.06. The covenants and agreements of the Buyer and Seller set forth in this Section shall survive the Closing and shall continue so long as the Buyer or Seller (as the case may be) is obligated under the Internal Revenue Code of 1986, as amended or the regulations or rulings promulgated thereunder, to file Form 8594, including any Supplemental Statement under Part IV of Form 8594. Buyer and Seller will furnish each other with a copy of the purchase price allocation information they submit to the Internal Revenue Service, in connection with the filing of their fiscal 1996 federal income tax returns.

      12.07 Amendment.

      This Agreement may not be amended except by written agreement signed by duly authorized representatives of Seller and Buyer.

      12.08 Governing Law; Severability.

      This Agreement shall be construed in all respects in accordance with, and governed by, the internal laws (as opposed to conflicts of laws provisions) of Utah. The parties agree that the state and federal courts located in Utah shall have jurisdiction with respect to all matters arising under this Agreement and hereby submit to such jurisdiction. If any provision, clause or part of this Agreement, or the application thereof under certain circumstances, is held invalid, the remainder of this Agreement, or the applications of each provision, clause or part under other circumstances, shall not be affected thereby.

      12.09 Retention of Books and Records.

      Buyer and Seller shall retain for a period of three (3) years from the Closing all of their books and records (including such records as may be stored in computer databases) relating to the Purchased Assets. During such three-year period, each party will make such books and records available to the other for purposes of inspection and copying, upon a proper purpose being stated. If any party requires the original of any document in possession of the other, such party shall provide the same, if available, subject to the providing party's right to inspect and copy it. Each party will have the right to destroy such books and records at any time after the end of such three-year period; provided, however, that it shall give written notice to the other party prior to the time it intends to destroy such books and records so that if the other party wishes to take possession of all or some part of such books and records it may do so, at its expense.

      12.10 Waiver.

      The failure of Seller or Buyer to insist, in any one or more instances, upon performance of any of the terms or conditions of this Agreement, shall not be construed as a waiver or relinquishment of any rights granted hereunder or the future performance of any such term, covenant or condition.

      12.11 Headings.

      The descriptive headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

      12.12 Counterparts.

      This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

      12.13 Notices.

      Any notice to be given hereunder shall be given in writing and delivered or mailed by registered or certified mail, return receipt requested, in the case of Seller, to:

      Prior to Closing:

             Michael Baker
             Kenneth Griswold
             4000 Parkwest Drive
             Park City, Utah 84060

      After Closing:

             c/o Clark Thompson
             Bracewell & Patterson, L.L.P.
             South Tower Penzoil Place
             711 Louisiana Street, Suite 2800
             Houston, TX 770002-2781
      and, in the case of Buyer, to

             Christopher E. Howard
             Chief Administrative Officer and General Counsel
             American Skiing Company
             P.O. Box 450
             Bethel, ME 04217

or to such other address as Seller or Buyer may designate by at least ten (10) days prior notice in writing to the other, provided that no party may designate that notices be sent to more than two locations at any particular time.

      12.14 Assignment.

      This Agreement may not be transferred, assigned, pledged or hypothecated by any party hereto without the prior written consent of the other parties hereto, except that subsequent to the Closing, Seller shall be permitted to transfer all of its rights hereunder to any party, provided that Seller shall remain obligated to perform all its obligations hereunder and shall continue to be subject to al liabilities imposed hereunder notwithstanding such assignment. Upon prior written consent being obtained, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      12.15 Expenses.

      All expenses incurred by, on behalf of, or for the benefit of Seller or Buyer in connection with the closing of transactions contemplated hereby, including without limitation, engineering, legal, advisory, investment banking and accounting fees, shall be, except as otherwise provided herein, the responsibility of and for the account of the party or parties who ordered the particular service or particular expense.

      12.16 Third Party Beneficiaries.

      Each party hereto intends that this Agreement shall not benefit or create any right or cause of action in or on behalf of any person other than the parties hereto or their permitted assigns.

      12.17 Entire Agreement.

      This Agreement and the related closing documents executed and delivered in connection herewith constitute the entire agreement between Seller and Buyer with respect to the transactions contemplated hereby, superseding all prior understandings and agreements among Seller and Buyer with respect to the subject matter hereof.

      12.18 Reconveyance.

      In the event the Resort Ground Lease is lawfully terminated or expires in accordance with its terms, the Buyer shall reconvey or convey to the Seller the following assets:

            (a) Rights to establish and maintain ski terrain on the so-called Condas property, lands owned by the Osguthorpe Family or individuals under any then-existing agreement with such parties, or their successors, assigns or transferees;

            (b) All water rights transferred and conveyed hereunder;

            (c) All Assumed Permits; and

            (d) All Intellectual Property Rights.

      IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed under seal as of the day and year first above written.

                                                      WOLF MOUNTAIN RESORTS, LC.


                                                      By: /s/ Kenneth Griswold
                                                          ----------------------
                                                          Kenneth Griswold
                                                          Member

                                                      ASC UTAH, INC.


                                                      By: /s/ Jullianne Cloutier
                                                          ----------------------
                                                          Its Vice President

                               GUARANTY COMMITMENT

      ASC Holdings, Inc., a Maine corporation with a principal place of business at Newry, Maine ("ASC"), does hereby agree to guaranty the obligations of Buyer set forth in this Agreement. In connection therewith, ASC covenants and agrees as follows:

      ASC is a corporation duly organized, validly existing and in good standing under the laws of Maine with full power and authority to own or lease its property and to carry on its businesses as now conducted.

      The execution and delivery of this Agreement and the Related Agreements by ASC and the performance by ASC of the obligations to be performed hereunder and thereunder have been duly authorized by all necessary and appropriate action by the directors of ASC and no shareholder approval is required in connection therewith. The execution and delivery of this Agreement and the Related Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not conflict with or result in a breach of, or constitute a default under, the terms and conditions of ASC's Certificate of Incorporation, By-Laws, any court or administrative order or process by which ASC is bound, or any agreement or instrument to which ASC is a party or is bound. This Agreement and the Related Agreements are the valid and binding obligations of ASC, enforceable in accordance with their terms, subject to equitable principles and applicable bankruptcy and other creditors' rights, laws, regulations and rulings.

                                                      ASC UTAH, INC.


                                                      By: /s/ Jullianne Cloutier
                                                          ----------------------
                                                          Its Vice President